EXHIBIT 99.1

First Niagara Produces Record Operating Earnings in 2009

18% Above Prior Year

  Loan originations total $3.5 billion, up 20% over prior year
  Core deposits rise by 11% in 2009
  Strength of capital, credit and liquidity continues to distinguish
  Over 300 new jobs in New York and Pennsylvania markets-200 more to be added
  Expanded franchise poised for superior growth

BUFFALO, N.Y., Jan. 21, 2010 (GLOBE NEWSWIRE) -- First Niagara Financial Group, Inc. (Nasdaq:FNFG) concluded a highly successful 2009 with a solid fourth quarter performance that brought operating(Non-GAAP) net income to over $100 million for the year, an 18% increase from the prior year. The Company has continued to capitalize on its financial strength and proven business model to drive profitable growth across its Upstate New York and Western Pennsylvania markets.

For the full year 2009, the Company generated operating (Non-GAAP) net income – that is, reported net income exclusive of nonrecurring items - of $105.6 million compared to $89.8 million in 2008. The corresponding earnings per diluted share of $0.72 in 2009 versus $0.83 in the prior year reflects the impact of 78 million incremental shares issued in three equity offerings since late 2008 to further strengthen the Company’s offensive capital position. Average diluted common shares outstanding totaled 147.2 million in 2009 compared to 108.2 million in 2008. Reported (GAAP) net income inclusive of non-recurring items, primarily acquisition and integration expenses, totaled $79.4 million or $0.46 per diluted share for 2009 and $88.4 million or $0.81 per diluted share for 2008. Fourth quarter operating (Non-GAAP) net income amounted to $31.3 million or $0.17 per diluted share.  Reported (GAAP) net income for the fourth quarter was $28.9 million or $0.16 per diluted share.

“The fourth quarter culminated an exceptional year for us, especially in light of the economic environment,” President and CEO John R. Koelmel said. “We have delivered financially while advancing our growth strategy with determination and passion. The strength of our performance has allowed us to continue making the required investments in all areas vital to supporting our ongoing expansion. We have the balance sheet strength, talent, and mindset to seize on our competitive advantages and drive the franchise further. Early results after hitting the ground running in Western Pennsylvania are very favorable. Deposit retention and strong new business generation are exceeding our expectations, validating the market opportunity as well as the great energy and commitment of our employee team. The success of our equity offerings and the solid debt ratings recently received are important external signs of confidence. Our pride in our accomplishments is only matched by our excitement and enthusiasm as we look to even greater opportunities in the year ahead.”

Mr. Koelmel added, “Throughout the economic crisis and turmoil in our industry, we have been a poster child for what a healthy bank should be doing to provide real stimulus and help Main Street get back on its feet. We have been aggressively and enthusiastically meeting the credit needs of worthy borrowers with $3.5 billion in new originations. We are supporting much needed job creation with over 300 new hires with plans to add at least 200 more. We also have active outreach programs in place to provide valuable financial and intellectual capital assistance in all of our communities. As we continue to grow as a company, our commitment remains steadfast to make an even greater impact.”

Full Year Results

Operating Results (Non-GAAP)	2009	2008
Net interest income	$364.4	$268.6
Provision for credit losses	43.7	22.5
Noninterest income	123.5	115.7
Noninterest expense	280.5	226.2
Net income	105.6	89.8
Weighted average diluted shares outstanding	147.2	108.2
Earnings per diluted share	$0.72	$0.83
Reported Results (GAAP)
Nonrecurring items(a)	$26.2	$1.4
Net income	79.4	88.4
TARP(b)	12.0	1.2
Net income available to shareholders	67.3	87.3
Weighted average diluted shares outstanding	147.2	108.2
Earnings per diluted share	$0.46	$0.81

 All amounts in millions except earnings per diluted share. The Non-GAAP/Operating Results table above summarized the Company’s operating results excluding certain non-recurring items.

(a) 2009 - Q4: After-tax noninterest expense: Harleysville National Corporation acquisition related expenses of $2.4 million. 2009 - Q3: After-tax noninterest income: Gain on the sale of the merchant services’ customer list of $1.5 million. After-tax noninterest expense: Expenses of $14.9 million primarily related to the National City branch acquisition and anticipated merger with Harleysville National Corporation. Also, a $3.0 million contribution to the First Niagara Bank Foundation in support of charitable giving in Western Pennsylvania.  2009 - Q2: After-tax noninterest expense: FDIC special assessment charge of $3.3 million based on each insured depository institution’s assets less Tier 1 Capital. Also, expenses related to the National City branch acquisition of $1.4 million. 2009 - Q1: After-tax noninterest expense: Settlement of service mark infringement matter of $1.8 million and professional service fees related to the National City branch acquisition of $1.0 million.

2008 – Q1 After-tax noninterest expense: real estate write-downs and severance related to the acquisition of Greater Buffalo Savings Bank of $1.4 million.

(b)  2009 - Q2: Accelerated discount accretion of $7.7 million resulting from the redemption of preferred stock purchased by the U.S. Treasury Department under the Troubled Asset Relief Program and $1.7 million of accrued dividends and preferred stock discount accretion through the redemption date. 2009 – Q1: Accrued dividends and preferred stock discount accretion of $2.7 million.

2008 – Q4: Accrued dividends and preferred stock discount accretion of $1.2 million

Chief Financial Officer Michael H. Harrington said, “Our fundamentals have been consistently strong and the fourth quarter was no exception. Commercial loan volume continues to grow at a robust pace. Our focused relationship approach has led to healthy growth in low-cost core deposits and has driven our interest margin to a cyclical high. Our disciplined underwriting and in-depth knowledge of local markets continues to result in excellent credit quality which compares quite favorably to industry peers. Our ample level of capital provides a strong line of defense against current economic weakness while allowing us to confidently pursue a growth strategy. We are entering the new year with sustained momentum and are operating from a position of real strength.”

Quarterly Results

Operating Results (Non-GAAP)	Q4 2009	Q3 2009	Q4 2008
Net interest income	$112.9	$98.9	$71.7
Provision for credit losses	11.0	15.0	8.0
Noninterest income	35.5	30.7	27.6
Noninterest expense	90.7	70.9	57.5
Net income	31.3	27.3	22.8
Weighted average diluted shares outstanding	185.3	147.2	115.6
Earnings per diluted share	$0.17	$0.19	$0.20
Reported Results (GAAP)
Nonrecurring(c)	$2.4	$16.4	$0.0
Net income	28.9	10.9	22.8
TARP(d)	--	--	1.2
Net income available to shareholders	28.9	10.9	21.6
Weighted average diluted shares outstanding	185.3	147.2	115.6
Earnings per diluted share	$0.16	$0.07	$0.19

All amounts in millions except earnings per diluted share. The Non-GAAP/Operating Results table above summarized the Company’s operating results excluding certain non-recurring items.

(c) 2009 - Q4: After-tax noninterest expense: Harleysville National Corporation acquisition related expenses of $2.4 million. 2009 - Q3: After-tax noninterest income: Gain on the sale of the merchant services’ customer list of $1.5 million. After-tax noninterest expense: Expenses of $14.9 million, primarily related to the National City branch acquisition and anticipated merger with Harleysville National Corporation. Also, a $3.0 million contribution to the First Niagara Bank Foundation in support of charitable giving in Western Pennsylvania.

(d) 2008 – Q4: Accrued dividends and preferred stock discount accretion of $1.2 million.

Pennsylvania Market Update

The Company continues to make excellent progress in the integration of the former National City branches in Western Pennsylvania and planning for the acquisition of Harleysville National Corporation in Eastern Pennsylvania. After the expected first quarter 2010 closing of this latter transaction, the Company will have 140 branches, $8.0 billion in deposits and $3.7 billion in loans in its Pennsylvania marketplace.

Western Pennsylvania:   All major integration initiatives, including systems conversions, staffing, and initial branding have been successfully completed. Business generation efforts have been very encouraging. Deposit retention stood at 95% as of year end and strong new loan origination volume totaled $371 million in the fourth quarter. Cross-selling of First Niagara products and services has met with initial success, especially in branch based wealth management services.

Eastern Pennsylvania: The successful integration effort in Western Pennsylvania lays the groundwork for a smooth integration. Systems conversions including networks, equipment, and major applications are planned for the first quarter.  The restoration of Harleysville National Bank to well-capitalized status for regulatory purposes has been completed and each major business line has plans in place for new business generation including cross-selling First Niagara’s services to Harleysville’s customer base.

Loans

Loan activity was robust throughout the year. Total loan and line of credit originations grew to $3.5 billion in 2009, up 20% from 2008.   Average commercial loan balances in Upstate New York markets grew by $325 million or 9% over the prior year. Business loans sustained their double-digit growth rate during the year, including 10% annualized growth in the fourth quarter, and were accompanied by consistent growth in the commercial real estate portfolio. Commercial loan pipelines remain strong. Similarly, the home equity portfolio benefited from increased line usage and newer customers as average balances grew by $67 million or 11% in 2009. Residential loan originations totaled $575 million in 2009 while average balances declined by $247 million or 12% from the prior year as the Company continued selling the majority of its long-term fixed rate mortgages into the secondary markets for balance sheet management purposes.

Credit Quality

During the fourth quarter, nonperforming loans increased by only $1.8 million from the linked quarter to $68.6 million. At year end, nonperforming loans were 0.94% of total loans compared to 0.93% in the linked quarter and 0.72% at the prior year end. Net charge-offs in the fourth quarter declined to $5.8 million or 0.32% annualized of average loans compared to $14.5 million or 0.87% annualized in the linked quarter. Full year 2009 net charge-offs were 0.50% of average loans compared to 0.28% in the prior year. The provision for credit losses was $11.0 million in the fourth quarter compared to $15.0 million in the linked quarter. The allowance for credit losses was 1.20% of total loans at December 31, 2009, compared to 1.15% at the end of the linked quarter and 1.20% at the prior year end. Excluding loans obtained in the National City branch acquisition, which were recorded at fair market value as of the acquisition date, the allowance for credit losses was 1.33% of total loans compared to 1.28% in the linked quarter and 1.20% at the prior year end.

Deposits

The Company’s emphasis on low-cost profitable relationships continues to generate strong core deposit growth. Excluding the deposits associated with the acquired branches, average core deposits grew by $341 million or 11% in 2009. In the fourth quarter, core deposits grew by 9% annualized over the linked quarter. Much of this growth stemmed from higher retail money market and business checking balances.  Conversely, higher cost CD balances declined by 26% on average in 2009.  Core deposits have now risen to 70% of total deposits versus 66% a year ago. The Company’s liquidity position has been similarly strengthened with a loans-to-deposit ratio of 75% at the end of 2009 versus 109% a year earlier.

Net Interest Income

Net interest income grew significantly in 2009 to $364 million, an increase of $96 million or 36% over the prior year. This was driven by a number of factors including strong loan growth, considerably lower funding costs, and the September acquisition of the former National City branches. The tax equivalent net interest margin grew each successive quarter during 2009 and ended the year at 3.69% in the fourth quarter. The overall cost of interest-bearing liabilities dropped sharply in 2009 to 1.49% from 2.59% in the prior year as the Company benefited from core deposit growth, a decline in higher cost CD’s, and the periodic use of advantaged wholesale borrowings.

Noninterest Income

Operating (Non-GAAP) noninterest income rose by 7% to $123.5 million in 2009 from $115.7 million in 2008 primarily due to higher deposit related banking fees including those from the acquired branches. Most other categories of noninterest income were fairly stable for the year. Reported (GAAP) noninterest income of $126.0 million in 2009 included a third quarter gain on the sale of the merchant services’ customer list. Reported (GAAP) noninterest income totaled $35.5 million in the fourth quarter and included the initial success in cross-selling wealth management services to the Western Pennsylvania customer base.

Noninterest Expense

Operating (Non-GAAP) noninterest expense increased to $280.5 million in 2009 from $226.2 million in 2008, with the increase attributable to the acquired Western Pennsylvania franchise, higher FDIC premiums and targeted investments to build additional operating capacity to support the Harleysville acquisition as well as future growth opportunities. Operating (Non-GAAP) noninterest expense for the fourth quarter amounted to $90.7 million. Reported (GAAP) noninterest expense for full year 2009 and the fourth quarter was $326.7 million and $94.7 million, respectively, and included ongoing merger and integration costs.

Capital Management

The tangible equity ratio - that is, tangible common shareholders’ equity as a percentage of tangible assets - at December 31, 2009 was 10.5% compared to 11.0% a year earlier. Additionally, consolidated Total Risk Based capital and Tier 1 Risk Based Capital ratios were 18.5% and 17.4%, respectively.  These strong levels reflect three successful equity offerings since September of 2008 in which the Company issued an additional 78 million shares and raised $955 million in new capital. The weighted average diluted shares outstanding for the fourth quarter were 185.3 million compared to 115.6 million for the fourth quarter of 2008.

First Niagara Financial Group, Inc., through its wholly owned subsidiary, First Niagara Bank, will have $19.3 billion in assets, 254 branches and $13.9 billion in deposits at the close of its acquisition of Harleysville National Corporation, which is expected in the first quarter of 2010, subject to regulatory and Harleysville shareholder approval. First Niagara Bank is a community-oriented bank providing financial services to individuals, families and businesses across Upstate New York and Pennsylvania. For more information, visit www.fnfg.com.

Conference Call – A conference call will be held at 11 a.m. Eastern Time on Thursday, January 21, 2010 to discuss the Company’s financial results and business strategy. Those wishing to participate in the call may dial toll-free 1-877-709-8150. A replay of the call will be available until February 4, 2010 by dialing 1-877-660-6853, account #240, ID # 342420.

Non-GAAP Measures - The Company believes that non-GAAP financial measures provide a meaningful comparison of the underlying operational performance of the Company, and facilitate investors’ assessments of business and performance trends in comparison to others in the financial services industry. In addition, the Company believes the exclusion of these items enables management to perform a more effective evaluation and comparison of the Company’s results and to assess performance in relation to the Company’s ongoing operations. The Company believes that the ratio of tangible common shareholders’ equity as a percentage of tangible assets is a measure of capital strength that provides additional useful information to investors supplementing the Total Risk Based Capital and Tier 1 Risk Based ratios. This ratio excludes intangible assets from the numerator and the denominator and expresses a percentage of the actual book value of assets, as opposed to a percentage of a risk-based reduced value established in accordance with regulatory requirements.

Forward-Looking Statements - This press release contains forward-looking statements with respect to the financial condition and results of operations of First Niagara Financial Group, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans and non-performing loans.

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (unaudited)

	2009
	December 31,	September 30,	June 30,	March 31,

SELECTED FINANCIAL DATA
(Amounts in thousands)
Securities available for sale	$4,421,678	3,652,261	3,339,871	1,800,933
Securities held to maturity	$1,093,552	1,085,258	398,049	--
Loans and leases:
Commercial:
Real estate	$3,061,582	2,973,964	2,656,650	2,593,752
Business	$1,481,845	1,425,956	983,913	969,836
Specialized lending	$207,749	208,574	182,297	174,711
Total commercial loans	$4,751,176	4,608,494	3,822,860	3,738,299

Residential real estate	$1,674,961	1,725,943	1,815,041	1,914,691
Home equity	$691,069	662,308	647,878	629,916
Other consumer	$186,341	189,271	129,738	134,689
Net deferred costs and discounts	$25,909	29,746	30,864	31,813
Total loans and leases	$7,329,456	7,215,762	6,446,381	6,449,408
Allowance for credit losses	$88,303	83,077	82,542	79,613
Loans and leases, net	$7,241,153	7,132,685	6,363,839	6,369,795
Goodwill and other intangibles	$935,384	938,687	781,047	782,808
Total assets	$14,584,833	14,137,504	11,577,171	9,587,977
Total interest-earning assets	$12,902,813	12,514,069	10,278,403	8,368,268

Deposits:
Savings	$916,854	913,144	805,646	786,535
Interest-bearing checking	$1,063,065	1,062,681	522,977	503,863
Money market deposits	$3,535,736	3,457,837	2,375,493	2,216,321
Noninterest-bearing	$1,256,537	1,213,978	761,160	705,965
Certificates	$2,957,332	3,275,728	1,775,052	2,015,412
Total deposits	$9,729,524	9,923,368	6,240,328	6,228,096

Borrowings	$2,302,280	1,515,148	3,192,837	1,446,885
Total interest-bearing liabilities	$10,775,267	10,224,538	8,672,005	6,969,016
Net interest-earning assets	$2,127,546	2,289,531	1,606,398	1,399,252
Stockholders' equity	$2,373,661	2,383,604	1,918,579	1,742,391
Tangible equity (1)	$1,438,277	1,444,917	1,137,532	959,583
Unrealized gain (loss) on securities	$17,206	34,057	3,064	852
Total loans serviced for others	$823,889	770,290	678,885	615,491

ASSET QUALITY DATA
(Amounts in thousands)
Nonperforming loans:
Commercial real estate	$37,129	32,477	32,075	33,536
Commercial business	$4,759	4,629	4,542	3,772
Specialized lending	$1,962	3,105	3,609	4,728
Shared national credits	$11,403	14,103	573	172
Residential real estate	$9,468	9,140	8,030	6,600
Home equity	$2,330	2,979	2,714	2,791
Other consumer	$1,510	373	754	319
Total nonperforming loans	$68,561	66,806	52,297	51,918
Real estate owned	$7,057	8,872	5,758	2,001
Total nonperforming assets	$75,618	75,678	58,055	53,919

Net loan charge-offs (recoveries):
Commercial real estate	$2,056	2,213	858	4,552
Commercial business	$884	1,768	2,309	729
Specialized lending	$2,031	1,518	1,980	1,059
Shared national credits	$43	8,500	--	--
Residential real estate	$11	35	98	13
Home equity	$298	125	338	110
Other consumer	$451	306	388	467
Total net loan charge-offs	$5,774	14,465	5,971	6,930

	2008
	December 31,	September 30,	June 30,	March 31,

SELECTED FINANCIAL DATA
(Amounts in thousands)
Securities available for sale	$1,573,101	1,250,074	1,289,738	1,414,774
Securities held to maturity	$--	--	--	--
Loans and leases:
Commercial:
Real estate	$2,551,966	2,489,601	2,468,932	2,388,769
Business	$940,304	914,452	906,810	863,152
Specialized lending	$178,916	184,739	181,683	174,476
Total commercial loans	$3,671,186	3,588,792	3,557,425	3,426,397

Residential real estate	$1,990,784	2,038,351	2,094,813	2,149,363
Home equity	$624,495	607,800	589,846	564,164
Other consumer	$143,989	152,640	162,603	173,264
Net deferred costs and discounts	$33,321	33,895	34,106	34,980
Total loans and leases	$6,463,775	6,421,478	6,438,793	6,348,168
Allowance for credit losses	$77,793	77,664	75,128	74,283
Loans and leases, net	$6,385,982	6,343,814	6,363,665	6,273,885
Goodwill and other intangibles	$784,549	803,914	806,327	808,262
Total assets	$9,331,372	9,008,383	9,074,502	9,067,701
Total interest-earning assets	$8,136,806	7,782,496	7,825,324	7,813,212

Deposits:
Savings	$788,767	778,794	811,160	795,464
Interest-bearing checking	$485,220	521,206	505,656	509,121
Money market deposits	$1,940,136	1,915,122	1,974,430	1,885,113
Noninterest-bearing	$718,593	693,424	728,839	680,397
Certificates	$2,010,897	1,908,174	2,138,148	2,367,176
Total deposits	$5,943,613	5,816,720	6,158,233	6,237,271

Borrowings	$1,540,227	1,603,777	1,363,379	1,265,521
Total interest-bearing liabilities	$6,765,247	6,727,073	6,792,773	6,822,395
Net interest-earning assets	$1,371,559	1,055,423	1,032,551	990,817
Stockholders' equity	$1,727,263	1,441,022	1,431,352	1,432,632
Tangible equity (1)	$942,714	637,108	625,025	624,370
Unrealized gain (loss) on securities	$(12,716)	(11,132)	(6,011)	5,853
Total loans serviced for others	$568,767	568,750	570,614	571,707

ASSET QUALITY DATA
(Amounts in thousands)
Nonperforming loans:
Commercial real estate	$26,546	28,884	20,456	19,921
Commercial business	$7,411	4,274	4,095	3,518
Specialized lending	$4,354	4,205	3,430	2,872
Shared national credits	$--	--	--	--
Residential real estate	$5,516	5,167	4,957	5,113
Home equity	$2,076	1,541	927	1,180
Other consumer	$514	627	528	832
Total nonperforming loans	$46,417	44,698	34,393	33,436
Real estate owned	$2,001	2,782	1,414	976
Total nonperforming assets	$48,418	47,480	35,807	34,412

Net loan charge-offs (recoveries):
Commercial real estate	$1,364	2,151	1,550	230
Commercial business	$4,777	696	1,400	587
Specialized lending	$1,193	647	813	879
Shared national credits	$--	--	--	--
Residential real estate	$32	--	(34)	79
Home equity	$177	(15)	23	2
Other consumer	$328	485	303	177
Total net loan charge-offs	$7,871	3,964	4,055	1,954

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (unaudited) (Cont'd)

	2009
	Year Ended	Fourth	Third	Second	First
	December 31	Quarter	Quarter	Quarter	Quarter

SELECTED OPERATIONS DATA
(Amounts in thousands)
Interest income	$490,758	145,357	128,788	110,794	105,819
Interest expense	$126,358	32,454	29,866	30,849	33,189
Net interest income	$364,400	112,903	98,922	79,945	72,630
Provision for credit losses	$43,650	11,000	15,000	8,900	8,750
Net interest income after provision	$320,750	101,903	83,922	71,045	63,880

Noninterest income:
Banking services	$49,538	17,016	12,499	10,053	9,970
Insurance and benefits consulting	$48,958	11,074	12,172	13,164	12,548
Wealth management services	$8,555	2,655	1,848	1,834	2,218
Lending and leasing	$10,888	3,714	2,950	2,240	1,984
Bank owned life insurance	$5,251	1,320	1,301	1,321	1,309
Other	$2,785	(262)	2,454	162	431
Total noninterest income	$125,975	35,517	33,224	28,774	28,460

Noninterest expense:
Salaries and benefits	$161,548	50,919	42,223	35,169	33,237
Occupancy and equipment	$29,113	9,126	7,620	5,901	6,466
Technology and communications	$24,770	8,271	6,095	5,351	5,053
Marketing and advertising	$10,281	2,618	2,550	2,581	2,532
Professional services	$6,131	2,141	1,481	1,300	1,209
Amortization of intangibles	$9,418	3,414	2,266	1,847	1,891
FDIC premiums	$16,668	4,335	3,854	6,980	1,499
Merger and acquisition integration expenses	$31,467	4,009	23,354	2,342	1,762
Other	$37,276	9,887	11,277	6,614	9,498
Total noninterest expense	$326,672	94,720	100,720	68,085	63,147

Income before income taxes	$120,053	42,700	16,426	31,734	29,193
Income taxes	$40,676	13,796	5,495	10,934	10,451
Net income	$79,377	28,904	10,931	20,800	18,742
Preferred stock dividend and accretion	$12,046	--	--	9,378	2,668
Net income available to common stockholders	$67,331	28,904	10,931	11,422	16,074

	2008
	Year Ended	Fourth	Third	Second	First
	December 31,	Quarter	Quarter	Quarter	Quarter

SELECTED OPERATIONS DATA
(Amounts in thousands)
Interest income	$441,138	109,798	109,951	111,402	109,987
Interest expense	$172,561	38,092	39,751	44,793	49,925
Net interest income	$268,577	71,706	70,200	66,609	60,062
Provision for credit losses	$22,500	8,000	6,500	4,900	3,100
Net interest income after provision	$246,077	63,706	63,700	61,709	56,962

Noninterest income:
Banking services	$40,082	10,427	10,390	9,955	9,310
Insurance and benefits consulting	$49,733	11,540	12,302	13,129	12,762
Wealth management services	$9,922	2,159	2,686	2,860	2,217
Lending and leasing	$8,783	2,079	2,224	2,225	2,255
Bank owned life insurance	$5,449	1,723	1,294	1,255	1,177
Other	$1,766	(285)	293	212	1,546
Total noninterest income	$115,735	27,643	29,189	29,636	29,267

Noninterest expense:
Salaries and benefits	$133,785	33,018	33,914	33,812	33,041
Occupancy and equipment	$23,823	6,199	5,744	5,723	6,157
Technology and communications	$19,849	5,188	4,971	4,924	4,766
Marketing and advertising	$10,496	3,076	2,639	2,458	2,323
Professional services	$4,659	1,678	1,061	923	997
Amortization of intangibles	$8,824	2,218	2,146	2,209	2,251
FDIC premiums	$1,265	391	384	246	244
Merger and acquisition integration expenses	$2,186	--	--	139	2,047
Other	$23,523	5,787	5,895	6,160	5,681
Total noninterest expense	$228,410	57,555	56,754	56,594	57,507

Income before income taxes	$133,402	33,794	36,135	34,751	28,722
Income taxes	$44,964	10,988	12,395	11,672	9,909
Net income	$88,438	22,806	23,740	23,079	18,813
Preferred stock dividend and accretion	$1,184	1,184	--	--	--
Net income available to common stockholders	$87,254	21,622	23,740	23,079	18,813

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (unaudited) (Cont'd)

	2009
	Year Ended	Fourth	Third	Second	First
	December 31	Quarter	Quarter	Quarter	Quarter

SELECTED AVERAGE BALANCES
(Amounts in thousands)
Securities, at amortized cost	$3,293,438	4,874,683	4,131,996	2,433,236	1,689,620
Loans (2)
Commercial:
Real estate	$2,739,914	3,026,380	2,748,701	2,616,106	2,563,165
Business	$1,103,103	1,384,790	1,091,131	975,510	956,523
Specialized lending	$193,999	211,032	198,944	183,346	182,305
Total commercial loans	$4,037,016	4,622,202	4,038,776	3,774,962	3,701,993
Residential	$1,831,304	1,706,998	1,778,591	1,875,498	1,967,570
Home equity	$658,826	685,342	663,220	649,832	636,325
Other consumer	$154,971	189,387	149,321	136,394	144,349
Total loans	$6,682,117	7,203,929	6,629,908	6,436,686	6,450,237

Total interest-earning assets	$10,151,188	12,393,205	10,955,269	8,976,840	8,224,796
Goodwill and other intangibles	$828,554	936,590	810,946	781,718	783,473
Total assets	$11,534,907	14,042,129	12,343,848	10,257,168	9,436,987

Interest-bearing liabilities:
Savings accounts	$829,246	905,899	837,852	797,431	774,262
Checking	$680,606	1,042,842	676,786	510,064	486,663
Money market deposits	$2,696,157	3,576,893	2,783,435	2,323,823	2,083,102
Certificates of deposit	$2,290,845	3,112,978	2,113,778	1,914,353	2,012,120
Borrowed funds	$1,961,173	1,580,016	2,900,715	1,845,462	1,507,374
Total interest-bearing liabilities	$8,458,027	10,218,628	9,312,566	7,391,133	6,863,521

Noninterest-bearing deposits	$897,684	1,237,425	914,407	743,102	689,596
Total deposits	$7,394,538	9,876,037	7,326,258	6,288,773	6,045,743
Total liabilities	$9,523,932	11,646,451	10,404,030	8,291,365	7,700,851
Net interest-earning assets	$1,693,161	2,174,577	1,642,703	1,585,707	1,361,275
Stockholders' equity	$2,010,975	2,395,677	1,939,818	1,965,803	1,736,136
Tangible equity (1)	$1,182,421	1,459,087	1,128,872	1,184,085	952,663

	2008
	Year Ended	Fourth	Third	Second	First
	December 31,	Quarter	Quarter	Quarter	Quarter

SELECTED AVERAGE BALANCES
(Amounts in thousands)
Securities, at amortized cost	$1,327,183	1,398,235	1,265,630	1,335,744	1,309,020
Loans (2)
Commercial:
Real estate	$2,432,981	2,517,850	2,477,054	2,434,075	2,301,529
Business	$880,222	928,052	906,773	890,154	795,092
Specialized lending	$187,311	189,244	189,867	183,469	186,616
Total commercial loans	$3,500,514	3,635,146	3,573,694	3,507,698	3,283,237
Residential	$2,074,277	2,023,596	2,078,863	2,131,922	2,063,235
Home equity	$589,721	626,031	608,610	581,834	541,804
Other consumer	$161,096	153,188	161,074	173,426	156,784
Total loans	$6,325,608	6,437,961	6,422,241	6,394,880	6,045,060

Total interest-earning assets	$7,735,545	7,939,383	7,768,427	7,805,792	7,425,978
Goodwill and other intangibles	$794,915	802,275	804,886	807,034	765,275
Total assets	$8,963,141	9,148,625	8,991,899	9,115,902	8,593,783

Interest-bearing liabilities:
Savings accounts	$790,707	772,359	802,900	804,834	782,804
Checking	$486,789	486,166	498,065	494,395	468,411
Money market deposits	$1,899,010	1,944,965	1,963,454	1,932,942	1,753,468
Certificates of deposit	$2,106,481	1,958,090	1,985,925	2,249,847	2,235,016
Borrowed funds	$1,372,314	1,526,141	1,444,923	1,309,847	1,205,857
Total interest-bearing liabilities	$6,655,301	6,687,721	6,695,267	6,791,865	6,445,556

Noninterest-bearing deposits	$687,741	707,300	726,852	688,403	627,762
Total deposits	$5,970,728	5,868,880	5,977,196	6,170,421	5,867,461
Total liabilities	$7,486,817	7,514,116	7,554,117	7,679,743	7,198,252
Net interest-earning assets	$1,080,244	1,251,662	1,073,160	1,013,927	980,422
Stockholders' equity	$1,476,324	1,634,510	1,437,782	1,436,159	1,395,531
Tangible equity (1)	$681,409	832,235	632,896	629,125	630,256

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (unaudited) (Cont'd)

	2009
	Year Ended	Fourth	Third	Second	First
	December 31,	Quarter	Quarter	Quarter	Quarter

STOCK AND RELATED PER SHARE DATA
Earnings per share:
Basic	$0.46	0.16	0.07	0.08	0.14
Diluted	$0.46	0.16	0.07	0.08	0.14
Cash dividends	$0.56	0.14	0.14	0.14	0.14
Dividend payout ratio	121.74%	87.50%	200.00%	175.00%	100.00%
Dividend yield (annualized)	4.03%	3.99%	4.50%	4.92%	5.21%
Market price (NASDAQ: FNFG):
High	$16.32	14.47	14.06	14.23	16.32
Low	$9.48	12.40	10.73	10.53	9.48
Close	$13.91	13.91	12.33	11.42	10.89
Weighted average common shares outstanding (3):
Basic	146,833	184,849	146,834	139,827	115,055
Diluted	147,205	185,343	147,184	140,165	115,433
Common shares outstanding		188,215	188,151	149,763	118,687
Treasury shares		6,596	6,659	6,706	6,732

SELECTED RATIOS
Return on average assets	0.69%	0.82%	0.35%	0.81%	0.81%
Common equity:
Return on average equity	3.47%	4.79%	2.24%	2.47%	4.18%
Return on average tangible equity (1)	6.06%	7.86%	3.84%	4.26%	8.40%
Total equity:
Return on average equity	3.95%	4.79%	2.24%	4.24%	4.38%
Return on average tangible equity (1)	6.71%	7.86%	3.84%	7.05%	7.98%

Noninterest income as a percentage of net revenue	25.7%	23.9%	25.1%	26.5%	28.2%
Efficiency ratio - Consolidated	66.6%	63.8%	76.2%	62.6%	62.5%
- Banking segment (4)	64.0%	60.9%	74.9%	59.6%	59.0%

Net loan charge-offs	33,140	5,774	14,465	5,971	6,930
Net charge-offs to average loans (annualized)	0.50%	0.32%	0.87%	0.37%	0.44%
Provision to average loans (annualized)	0.65%	0.61%	0.90%	0.55%	0.55%
Total nonperforming loans to loans		0.94%	0.93%	0.81%	0.81%
Total nonperforming assets to assets		0.52%	0.54%	0.50%	0.56%
Allowance to loans		1.20%	1.15%	1.28%	1.23%
Allowance to nonperforming loans		128.8%	124.4%	157.8%	153.3%
Texas ratio(5)		4.95%	4.95%	4.76%	5.19%

Personnel FTE		2,816	2,672	2,034	1,958
Number of branches		171	170	113	113

CAPITAL
First Niagara Bank:
Tier 1 risk based capital		12.63%	10.92%	11.02%	11.53%
Total risk based capital		13.73%	11.96%	12.21%	12.77%
Tier 1 (core) capital		7.48%	6.67%	7.13%	8.48%
Tangible capital		7.48%	6.67%	7.13%	8.48%
Consolidated:
Equity to assets		16.27%	16.86%	16.57%	18.17%
Tangible common equity to tangible assets (1)		10.54%	10.95%	10.54%	8.89%
Tangible equity to tangible assets (1)		10.54%	10.95%	10.54%	10.90%
Book value per share (3)		12.84	12.90	13.11	15.12
Tangible book value per share (1)(3)		7.78	7.82	7.77	8.33

	2008
	Year Ended	Fourth	Third	Second	First
	December 31,	Quarter	Quarter	Quarter	Quarter

STOCK AND RELATED PER SHARE DATA
Earnings per share:
Basic	$0.81	0.19	0.22	0.22	0.18
Diluted	$0.81	0.19	0.22	0.22	0.18
Cash dividends	$0.56	0.14	0.14	0.14	0.14
Dividend payout ratio	69.14%	73.68%	63.64%	63.64%	77.78%
Dividend yield (annualized)	3.46%	3.44%	3.54%	4.38%	4.14%
Market price (NASDAQ: FNFG):
High	$22.38	16.45	22.38	15.00	14.15
Low	$9.98	11.00	11.68	12.60	9.98
Close	$16.17	16.17	15.75	12.86	13.59
Weighted average common shares outstanding (3):
Basic	107,531	114,870	106,075	105,884	103,230
Diluted	108,174	115,626	106,795	106,523	103,641
Common shares outstanding		118,562	109,992	109,722	109,703
Treasury shares		6,858	15,427	15,697	15,718

SELECTED RATIOS
Return on average assets	0.99%	0.99%	1.05%	1.02%	0.88%
Common equity:
Return on average equity	5.99%	5.53%	6.57%	6.46%	5.42%
Return on average tangible equity (1)	13.19%	11.41%	14.92%	14.75%	12.01%
Total equity:
Return on average equity	5.99%	5.55%	6.57%	6.46%	5.42%
Return on average tangible equity (1)	12.98%	10.90%	14.92%	14.75%	12.01%

Noninterest income as a percentage of net revenue	30.1%	27.8%	29.4%	30.8%	32.8%
Efficiency ratio - Consolidated	59.4%	57.9%	57.1%	58.8%	64.4%
- Banking segment (4)	55.3%	52.6%	52.2%	54.2%	60.0%

Net loan charge-offs	17,844	7,871	3,964	4,055	1,954
Net charge-offs to average loans (annualized)	0.28%	0.49%	0.25%	0.26%	0.13%
Provision to average loans (annualized)	0.36%	0.49%	0.40%	0.31%	0.21%
Total nonperforming loans to loans		0.72%	0.70%	0.53%	0.53%
Total nonperforming assets to assets		0.52%	0.53%	0.39%	0.38%
Allowance to loans		1.20%	1.21%	1.17%	1.17%
Allowance to nonperforming loans		167.6%	173.8%	218.4%	222.2%
Texas ratio(5)		4.74%	6.64%	5.11%	4.93%

Personnel FTE		1,909	1,910	1,892	1,903
Number of branches		114	114	114	115

CAPITAL
First Niagara Bank:
Tier 1 risk based capital		11.48%	10.05%	10.08%	9.84%
Total risk based capital		12.72%	11.30%	11.30%	11.06%
Tier 1 (core) capital		8.47%	7.58%	7.61%	7.29%
Tangible capital		8.47%	7.58%	7.61%	7.29%
Consolidated:
Equity to assets		18.51%	16.00%	15.77%	15.80%
Tangible common equity to tangible assets (1)		8.96%	7.77%	7.56%	7.56%
Tangible equity to tangible assets (1)		11.03%	7.77%	7.56%	7.56%
Book value per share (3)		15.02	13.55	13.51	13.54
Tangible book value per share (1)(3)		8.20	5.99	5.90	5.90

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (unaudited) (Cont'd)

	2009
	Year Ended	Fourth	Third	Second	First
	December 31	Quarter	Quarter	Quarter	Quarter

SELECTED AVERAGE YIELDS/RATES
(Tax equivalent basis)
Securities, at amortized cost	4.00%	4.00%	3.80%	3.99%	4.59%
Loans
Commercial:
Real estate	5.77%	5.70%	5.85%	5.78%	5.77%
Business	4.39%	4.47%	4.16%	4.48%	4.43%
Specialized lending	6.67%	6.51%	6.74%	6.81%	6.63%
Total commercial loans	5.44%	5.37%	5.44%	5.50%	5.47%
Residential	5.28%	5.23%	5.29%	5.24%	5.37%
Home equity	5.01%	4.95%	4.97%	5.01%	5.14%
Other consumer	7.93%	8.33%	8.10%	7.57%	7.58%
Total loans	5.41%	5.37%	5.41%	5.42%	5.45%

Total interest-earning assets	4.89%	4.72%	4.74%	5.00%	5.24%

Savings accounts	0.23%	0.21%	0.24%	0.24%	0.24%
Interest-bearing checking	0.15%	0.14%	0.14%	0.15%	0.16%
Money market deposits	1.03%	0.82%	0.93%	1.18%	1.36%
Certificates of deposit	1.87%	1.17%	1.68%	2.41%	2.68%
Borrowed funds	2.68%	3.77%	1.85%	2.57%	3.29%
Total interest-bearing liabilities	1.49%	1.26%	1.27%	1.67%	1.96%

Tax equivalent net interest rate spread	3.40%	3.46%	3.47%	3.33%	3.28%
Tax equivalent net interest rate margin	3.65%	3.69%	3.66%	3.63%	3.61%

	2008
	Year Ended	Fourth	Third	Second	First
	December 31,	Quarter	Quarter	Quarter	Quarter

SELECTED AVERAGE YIELDS/RATES
(Tax equivalent basis)
Securities, at amortized cost	4.92%	4.72%	4.95%	5.04%	5.00%
Loans
Commercial:
Real estate	6.27%	6.21%	6.15%	6.27%	6.48%
Business	5.65%	5.07%	5.52%	5.64%	6.50%
Specialized lending	7.41%	6.85%	7.20%	7.72%	7.89%
Total commercial loans	6.18%	5.95%	6.05%	6.19%	6.56%
Residential	5.55%	5.54%	5.53%	5.52%	5.60%
Home equity	5.86%	5.53%	5.65%	5.84%	6.50%
Other consumer	7.46%	7.68%	7.44%	7.25%	7.49%
Total loans	5.97%	5.82%	5.88%	5.96%	6.25%

Total interest-earning assets	5.78%	5.59%	5.72%	5.81%	6.03%

Savings accounts	0.28%	0.25%	0.26%	0.27%	0.33%
Interest-bearing checking	0.28%	0.23%	0.27%	0.30%	0.33%
Money market deposits	2.29%	1.91%	2.10%	2.27%	2.98%
Certificates of deposit	3.40%	2.82%	2.95%	3.55%	4.16%
Borrowed funds	3.91%	3.67%	3.78%	4.02%	4.26%
Total interest-bearing liabilities	2.59%	2.26%	2.36%	2.65%	3.11%

Tax equivalent net interest rate spread	3.19%	3.33%	3.36%	3.16%	2.92%
Tax equivalent net interest rate margin	3.55%	3.68%	3.68%	3.50%	3.33%

(1) Excludes goodwill and other intangible assets. These are non-GAAP financial measures that we believe provide investors with information that is useful in understanding our financial performance and position.

(2) Includes nonaccrual loans.

(3) Excludes unallocated ESOP shares and unvested restricted stock shares.

(4) Includes operating results for the banking activities segment as defined in the Company's quarterly and annual reports.

(5) The Texas ratio is computed by dividing nonperforming assets by the sum of tangible equity and the allowance for credit losses. This is a non-GAAP financial measure that we believe provides investors with information that is useful in understanding our financial performance and position.

CONTACT:  First Niagara Financial Group, Inc.
          John R. Koelmel, President and Chief Executive Officer
          Michael W. Harrington, Chief Financial Officer
          Anthony M. Alessi, Investor Relations Manager
            (716) 625-7692
            tony.alessi@fnfg.com
          Leslie G. Garrity, Public Relations and Corporate Communications Manager
            (716) 625-7528
            leslie.garrity@fnfg.com